POWER OF ATTORNEY

	I am a director or Section 16 officer of Yellow Corporation (the Company). In connection therewith, I file with the Securities and Exchange Commission (Commission) under the Securities Exchange Act of 1934, as amended (Exchange Act), reports required in connection with the purchase or sale of stock and derivative securities of the Company, including but not limited to reports on initial ownership or changes in beneficial ownership of the common stock of the Company on Form 3, Form 4 or Form 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Uniform Applications For Access Codes To File On
EDGAR.

	In my individual capacity, I hereby constitute and appoint each of Leah K. Dawson, General Counsel, and Purvi Shah, Assistant
General Counsel, as my true and lawful attorney-in-fact and agent (each an Attorney), with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities, to sign any and all Uniform Applications For Access Codes To File On
EDGAR, Forms 3, Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the Company and to file the same, with all exhibits thereto, with the Commission granting unto said Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and with all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each said Attorney or their substitutes may lawfully do or cause to be done by virtue hereof.

	This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities of the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, I have executed this Power of Attorney as of 11/09/2021.

				By:/s/Javier Evans
				-----------------------------
				Javier Evans


	ANY PERSON RELYING ON THIS POWER OF ATTORNEY MAY RELY ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL.